Exhibit 99.1

WisdomTree Announces Second Quarter 2013 Results

$5.0 billion net inflows in quarter

Net inflow market share 29% in second quarter, 15% first half

Record revenues, up 83% from year ago quarter

Record net income $12.2 million, up 56% from prior quarter

Diluted EPS $0.09

New York, NY – (GlobeNewswire) – July 26, 2013 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $12.2 million for the second quarter of 2013, or $0.09 per share on a fully diluted basis. This compares to $0.1 million in the second quarter of 2012 and $7.9 million in the first quarter of 2013.

WisdomTree CEO and President Jonathan Steinberg commented, “With $5.0 billion in net inflows for the quarter and nearly $11 billion in the first half of 2013, we continued our positive momentum from the first quarter to achieve a strong second quarter with record market share gains. WisdomTree was the third best asset gatherer across all U.S. mutual fund and ETF complexes in the second quarter according to Morningstar.”

Mr. Steinberg continued, “WisdomTree’s innovative ETF strategies are powering our top-line growth, with our currency hedged equity and domestic equity families leading our net inflows in the second quarter. While growing our existing funds, we are also seeking to bolster and expand upon the success of these strategies by launching new funds. In the second quarter, we listed two new currency hedged equity funds and our first dividend growth ETF.

Mr. Steinberg concluded, “Our robust asset growth is translating into excellent financial results with record revenues and net income in the second quarter. While we believe the ETF industry is still in its early innings of growth, WisdomTree is already proving the efficiency and scale of our business model: we achieved a 33% pre-tax margin on a base of $28.4 billion in average assets.”

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $29.0 billion at June 30, 2013, up 93.1% from $15.0 billion at June 30, 2012, and up 15.4% from $25.1 billion at March 31, 2013. Net inflows for the second quarter of 2013 were $5.0 billion as compared to $0.3 billion in the second quarter of 2012 and $5.9 billion in the first quarter of 2013. WisdomTree’s market share of industry net inflows was 29.4% in the second quarter of 2013 as compared to 1.4% in the second quarter of 2012 and 10.8% in the first quarter of 2013. For the first six months of 2013, WisdomTree’s market share was 15.2% as compared to 3.4% for the first six months of 2012.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Mar. 31, 2013	Jun. 30, 2012
Operating Highlights (in billions):
ETF AUM	$29.0	$25.1	$15.0	15.4%	93.1%
ETF net inflows	$5.0	$5.9	$0.3	(15.8%)	nm
Average ETF AUM	$28.4	$21.9	$15.1	29.4%	87.8%
Average ETF advisory fee	0.52%	0.54%	0.54%	(0.02)	(0.02)
Market share of industry inflows	29.4%	10.8%	1.4%	+18.6	+28.0

Financial Highlights (in millions):
Total revenues	$37.3	$29.3	$20.4	27.2%	83.1%
Net income	$12.2	$7.9	$0.1	55.9%	nm
Proforma operating income (non-GAAP)	$12.2	$7.9	$3.1	55.9%	290.4%
Gross margin[1]	74%	72%	67%	+2	+7
Pre-tax margin	33%	27%	1%	+6	+32
Proforma pre-tax margin (non-GAAP)	33%	27%	15%	+6	+18

	Six Months Ended
	Jun. 30, 2013	Jun. 30, 2012	Change
Operating Highlights (in billions):
ETF AUM	$29.0	$15.0	93.1%
ETF net inflows	$10.9	$2.6	311.6%
Average ETF AUM	$25.2	$14.7	71.3%
Average ETF advisory fee	0.53%	0.54%	(0.01)
Market share of industry inflows	15.2%	3.4%	+11.8

Financial Highlights (in millions):
Total revenues	$66.7	$39.6	68.5%
Net income	$20.1	$1.2	nm
Proforma operating income (non-GAAP)	$20.1	$5.0	302.8%
Gross margin[1]	73%	65%	+8
Pre-tax margin	30%	3%	+27
Proforma pre-tax margin (non-GAAP)	30%	13%	+17

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On May 1, 2013, WisdomTree announced the appointment of Ryan Louvar as General Counsel for WisdomTree Funds

•	On May 22, 2013, WisdomTree announced the launch of the WisdomTree U.S. Dividend Growth Fund (DGRW)

•	On June 13, 2013, WisdomTree announced the listing of 12 additional ETFs on Bolsa Mexicana de Valores

•	On June 28, 2013, WisdomTree announced the launch of the WisdomTree Japan Hedged SmallCap Equity Fund (DXJS) and the WisdomTree United Kingdom Hedged Equity Fund (DXPS)

•	On July 9, 2013, WisdomTree announced 6 ETFs filed notifications with the Financial Services Agency of Japan

•	On July 16, 2013, WisdomTree announced the WisdomTree Emerging Markets Local Debt Fund (ELD) received an NAIC Designation

•	On July 24, 2013, WisdomTree announced Win Neuger joined the Board of Directors

•	On July 25, 2013, WisdomTree announced the launch of the WisdomTree U.S. SmallCap Dividend Growth Fund (DGRS)

Performance

40% of the $25.8 billion invested in our 35 equity ETFs on June 30, 2013 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 51%, or 18 of our 35 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inceptions through June 30, 2013. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Second Quarter Financial Discussion

Revenues

Total revenues increased 83.1% to a record $37.3 million as compared to the second quarter of 2012 and 27.2% compared to the first quarter of 2013 primarily due to higher average AUM as a result of $5.0 billion of net inflows into our ETFs. Our average advisory fee earned was 0.52% as compared to 0.54% for the second quarter of 2012 and first quarter of 2013 due to the majority of our inflows arising from our Japan Hedged Equity Fund (DXJ), which is priced at 0.48%.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 74% in the second quarter of 2013 as compared to 67% in the second quarter of 2012 and 72% in the first quarter of 2013. Higher AUM and the end of our joint venture with BNY Mellon were the primary drivers for the higher gross margin.

Our pre-tax margin was 33% in the second quarter of 2013 as compared to 1% (or 15% proforma) in the second quarter of 2012 and 27% in the first quarter of 2013 reflecting the operating scale in our business model.

Expenses

Total expenses increased 23.8% to $25.1 million from $20.3 million in the second quarter of 2012 and increased 16.8% from $21.5 million in the first quarter of 2013. Included in the prior periods were non-operating items related to patent litigation and ETF shareholder proxy.

	Three Months Ended			Change from
(in thousands)	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Mar. 31, 2013	Jun. 30, 2012
Total expenses	$25,089	$21,487	$20,264	16.8%	23.8%
Patent litigation, net	—	—	191
ETF shareholder proxy	—	—	(3,198)

Proforma operating expenses (non-GAAP)	$25,089	$21,487	$17,257	16.8%	45.4%

•

Compensation and benefits expense increased 72.5% to $9.4 million compared to the second quarter of 2012. This increase was primarily due to higher accrued incentive compensation due to our record level of net inflows. In addition, we incurred higher stock based compensation due to equity awards granted to our employees as part of year-end compensation. Lastly, we incurred higher headcount related expenses. Our headcount at the end of the second quarter of 2013 was 79 compared to 66 at the end of the second quarter of 2012.

Compensation and benefits expense increased 26.3% compared to the first quarter of 2013 primarily due to higher accrued incentive compensation due to our strong results.

•

Fund management and administration expenses increased 63.6% to $9.1 million compared to the second quarter of 2012. At the end of 2012, we ended our joint venture with BNY Mellon. As a result, we began to record certain operating costs related to our currency and fixed income ETFs, which were previously recognized by BNY Mellon as part of the joint venture. This resulted in approximately $0.6 million in higher costs, while eliminating the expense of the third-party sharing arrangement. Higher average AUM resulted in a $2.7 million increase in portfolio management, fund administration, accounting, index licensing, regulatory and distribution fees. We also incurred $0.3 million in higher printing related fees due to an increase in the number of holders of our ETFs.

Fund management and administration expenses increased 10.7% compared to the first quarter of 2013 primarily due to higher average AUM.

•

Marketing and advertising expenses increased 41.9% to $2.2 million compared to the second quarter of 2012 and increased 13.4% compared to the first quarter of 2013 primarily due to higher levels of advertising related activities to support our growth.

•

Sales and business development expenses increased 80.5% to $1.5 million compared to the second quarter of 2012 primarily due to new product development related activities as well as higher levels of spending for sales related initiatives.

Sales and business development expenses decreased 15.6% compared to the first quarter of 2013 primarily due to lower level of sales related spending.

•

Professional and consulting fees decreased 53.1% to $0.7 million compared to the second quarter of 2012 primarily due to lower variable stock based compensation, which ended as of the end of 2012, partly offset by higher corporate consulting related fees. Professional and consulting fees increased slightly compared to the first quarter of 2013.

•

Occupancy, communication and equipment expense increased 57.6% to $0.6 million compared to the second quarter of 2012 and increased 56.8% compared to the first quarter of 2013. This increase was primarily due to $0.2 million in commercial rent tax expense payable to NYC on our office space since 2008.

•	Third-party sharing arrangements expense declined 65.2% to $0.4 million compared to the second quarter of 2012 due to the end of our joint venture with BNY Mellon discussed above.

Third-party sharing arrangements expense increased $0.3 million compared to the first quarter of 2013 primarily due to higher inflows raised by our marketing agent in Latin America.

•

Other expenses increased 42.8% to $1.1 million compared to the second quarter of 2012 and increased 23.2% compared to the first quarter of 2013 primarily due to higher general and administrative expenses.

Balance Sheet

As of June 30, 2013, WisdomTree had total assets of $97.1 million which consisted primarily of cash and cash equivalents of $70.7 million and investments of $11.4 million. There were approximately 128.0 million shares of common stock issued as of June 30, 2013. Fully diluted weighted average shares outstanding was approximately 140 million.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 26, 2013 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•

We derive a majority of our revenue from a limited number of products—in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for 34.3% of our ETF AUM at June 30, 2013—and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 51 ETFs across Equities, Fixed Income, Currency Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $31.6 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012	Mar. 31, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012	% Change
Revenues
ETF advisory fees	$37,101	$29,153	$20,230	27.3%	83.4%	$66,254	$39,205	69.0%
Other income	230	188	163	22.3%	41.1%	418	358	16.8%

Total revenues	37,331	29,341	20,393	27.2%	83.1%	66,672	39,563	68.5%

Expenses
Compensation and benefits	9,447	7,482	5,477	26.3%	72.5%	16,929	11,334	49.4%
Fund management and administration	9,106	8,223	5,567	10.7%	63.6%	17,329	11,006	57.5%
Marketing and advertising	2,196	1,937	1,548	13.4%	41.9%	4,133	2,874	43.8%
Sales and business development	1,520	1,801	842	-15.6%	80.5%	3,321	1,702	95.1%
Professional and consulting fees	657	613	1,401	7.2%	-53.1%	1,270	2,510	-49.4%
Occupancy, communication and equipment	591	377	375	56.8%	57.6%	968	676	43.2%
Depreciation and amortization	83	82	75	1.2%	10.7%	165	146	13.0%
Third party sharing arrangements	428	111	1,229	285.6%	-65.2%	539	2,974	-81.9%
Other	1,061	861	743	23.2%	42.8%	1,922	1,352	42.2%
ETF shareholder proxy	—	—	3,198	n/a	n/a	—	3,264	n/a
Patent litigation, net	—	—	(191)	n/a	n/a	—	481	n/a

Total expenses	25,089	21,487	20,264	16.8%	23.8%	46,576	38,319	21.5%

Income before provision for income taxes	12,242	7,854	129	55.9%	n/a	20,096	1,244	n/a
Provision for income taxes	—	—	—			—	—

Net income	$12,242	$7,854	$129	55.9%	n/a	$20,096	$1,244	n/a

Net income per share - basic	$0.10	$0.06	$0.00			$0.16	$0.01

Net income per share - diluted	$0.09	$0.06	$0.00			$0.14	$0.01

Weighted average common shares - basic	125,771	125,436	121,920			125,605	120,551

Weighted average common shares - diluted	140,081	139,650	138,477			139,716	137,748

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2013	2012
Revenues
ETF advisory fees	$37,101	$29,153	$20,230	$66,254	$39,205
Other income	230	188	163	418	358

Total revenues	37,331	29,341	20,393	66,672	39,563

Operating expenses
Compensation and benefits	9,447	7,482	5,477	16,929	11,334
Fund management and administration	9,106	8,223	5,567	17,329	11,006
Marketing and advertising	2,196	1,937	1,548	4,133	2,874
Sales and business development	1,520	1,801	842	3,321	1,702
Professional and consulting fees	657	613	1,401	1,270	2,510
Occupancy, communication and equipment	591	377	375	968	676
Depreciation and amortization	83	82	75	165	146
Third party sharing arrangements	428	111	1,229	539	2,974
Other	1,061	861	743	1,922	1,352

Total proforma operating expenses	25,089	21,487	17,257	46,576	34,574

Proforma operating income	12,242	7,854	3,136	20,096	4,989

ETF shareholder proxy	—	—	3,198	—	3,264
Patent litigation, net	—	—	(191)	—	481

Income before provision for income taxes	12,242	7,854	129	20,096	1,244

Provision for income taxes	—	—	—	—	—

Net income	$12,242	$7,854	$129	$20,096	$1,244

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,733	$41,246
Accounts receivable	12,460	9,348
Other current assets	2,015	1,273

Total current assets	85,208	51,867

Fixed assets, net	438	480
Investments	11,375	11,036
Other noncurrent assets	51	42

Total assets	$97,072	$63,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$10,671	$6,924
Compensation and benefits payable	7,232	2,156
Accounts payable and other liabilities	3,783	3,272

Total current liabilities	21,686	12,352
Other noncurrent liabilities	—	13

Total liabilities	21,686	12,365

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 128,017 and 126,554	1,280	1,265
outstanding: 125,978 and 125,272
Additional paid-in capital	182,041	177,826
Accumulated deficit	(107,935)	(128,031)

Total stockholders’ equity	75,386	51,060

Total liabilities and stockholders’ equity	$97,072	$63,425

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2013	2012
Cash flows from operating activities
Net income	$20,096	$1,244
Non-cash items included in net income:
Depreciation and amortization	165	146
Stock-based compensation	3,405	4,033
Deferred rent	(69)	(71)
Accretion to interest income and other	94	80
Changes in operating assets and liabilities:
Accounts receivable	(3,112)	(1,980)
Other assets	(761)	(497)
Fund management and administration payable	3,747	2,499
Compensation and benefits payable	5,076	(1,362)
Accounts payable and other liabilities	568	4,438

Net cash provided by operating activities	29,209	8,530

Cash flows from investing activities
Purchase of fixed assets	(123)	(125)
Purchase of investments	(2,943)	(5,241)
Proceeds from the redemption of investments	2,520	4,437

Net cash used in investing activities	(546)	(929)

Cash flows from financing activities
Net proceeds from sale of common stock	—	4,329
Shares repurchased	(249)	(1,033)
Proceeds from exercise of stock options	1,073	2,773

Net cash provided by financing activities	824	6,069

Net increase in cash and cash equivalents	29,487	13,670

Cash and cash equivalents - beginning of period	41,246	25,630

Cash and cash equivalents - end of period	$70,733	$39,300

Supplemental disclosure of cash flow information

Cash paid for income taxes	$34	$16

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Total ETFs (in millions)
Beginning of period assets	25,103	18,286	15,691	18,286	12,182
Inflows/(outflows)	4,962	5,893	338	10,855	2,637
Market appreciation/(depreciation)	(1,090)	924	(1,025)	(166)	185

End of period assets	28,975	25,103	15,004	28,975	15,004

Average assets during the period	28,390	21,934	15,116	25,162	14,690

ETF Industry and Market Share (in billions)
ETF industry net inflows	16.9	54.4	25.0	71.3	78.2
WisdomTree market share of industry inflows	29.4%	10.8%	1.4%	15.2%	3.4%

International Developed Equity ETFs (in millions)
Beginning of period assets	8,525	3,732	2,964	3,732	2,407
Inflows/(outflows)	4,433	4,210	137	8,643	439
Market appreciation/(depreciation)	(55)	583	(255)	528	—

End of period assets	12,903	8,525	2,846	12,903	2,846

Average assets during the period	11,444	6,072	2,853	8,758	2,767

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	8,071	7,332	5,594	7,332	3,613
Inflows/(outflows)	(51)	876	462	825	1,860
Market appreciation/(depreciation)	(848)	(137)	(626)	(985)	(43)

End of period assets	7,172	8,071	5,430	7,172	5,430

Average assets during the period	7,964	7,905	5,398	7,934	5,089

US Equity ETFs (in millions)
Beginning of period assets	5,161	4,371	4,275	4,371	3,429
Inflows/(outflows)	547	291	(113)	838	452
Market appreciation/(depreciation)	69	499	(68)	568	213

End of period assets	5,777	5,161	4,094	5,777	4,094

Average assets during the period	5,541	4,749	4,101	5,145	4,045

Fixed Income ETFs (in millions)
Beginning of period assets	2,600	2,118	1,735	2,118	1,506
Inflows/(outflows)	78	508	(8)	586	153
Market appreciation/(depreciation)	(241)	(26)	(29)	(267)	39

End of period assets	2,437	2,600	1,698	2,437	1,698

Average assets during the period	2,700	2,453	1,716	2,577	1,671

Currency ETFs (in millions)
Beginning of period assets	626	611	881	611	950
Inflows/(outflows)	(62)	12	(82)	(50)	(186)
Market appreciation/(depreciation)	(17)	3	(30)	(14)	5

End of period assets	547	626	769	547	769

Average assets during the period	607	637	828	622	881

Alternative Strategy ETFs (in millions)
Beginning of period assets	120	122	242	122	277
Inflows/(outflows)	17	(4)	(58)	13	(81)
Market appreciation/(depreciation)	2	2	(17)	4	(29)

End of period assets	139	120	167	139	167

Average assets during the period	134	118	220	126	237

Average ETF assets during the period
International developed equity ETFs	40%	27%	19%	35%	19%
Emerging markets equity ETFs	28%	36%	36%	32%	35%
US equity ETFs	20%	22%	27%	20%	27%
Fixed income ETFs	10%	11%	11%	10%	11%
Currency ETFs	2%	3%	6%	2%	6%
Alternative strategy ETFs	0%	1%	1%	1%	2%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.95%	0.94%	0.95%
Emerging markets equity ETFs	0.66%	0.67%	0.66%	0.66%	0.64%
Fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
Currency ETFs	0.51%	0.51%	0.50%	0.51%	0.53%
International developed equity ETFs	0.50%	0.52%	0.54%	0.51%	0.54%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.52%	0.54%	0.54%	0.53%	0.54%

Number of ETFs - end of the period
International developed equity ETFs	20	18	18	20	18
US equity ETFs	12	11	12	12	12
Fixed income ETFs	6	6	5	6	5
Currency ETFs	5	5	7	5	7
Emerging markets equity ETFs	5	5	4	5	4
Alternative strategy ETFs	2	2	2	2	2

Total	50	47	48	50	48

Headcount	79	72	66	79	66

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items including (1) our patent litigation with Research Affiliates LLC; and (2) expenses for the WisdomTree ETF shareholder proxy solicitation; Management excludes these items when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2013	2012
GAAP total expenses	$25,089	$21,487	$20,264	$46,576	$38,319
ETF shareholder proxy	—	—	(3,198)	—	(3,264)
Patent litigation, net	—	—	191	—	(481)

Proforma operating expenses	$25,089	$21,487	$17,257	$46,576	$34,574

GAAP net income	$12,242	$7,854	$129	$20,096	$1,244

ETF shareholder proxy	—	—	3,198	—	3,264
Patent litigation, net	—	—	(191)	—	481

Proforma operating income	$12,242	$7,854	$3,136	$20,096	$4,989

GAAP net income	$12,242	$7,854	$129	$20,096	$1,244
Divide GAAP total revenue	37,331	29,341	20,393	66,672	39,563

GAAP pre-tax margin	32.8%	26.8%	0.6%	30.1%	3.1%

Proforma pre-tax net income	$12,242	$7,854	$3,136	$20,096	$4,989
Divide GAAP total revenue	37,331	29,341	20,393	66,672	39,563

Proforma pre-tax operating margin	32.8%	26.8%	15.4%	30.1%	12.6%